Exhibit 3.1
BYLAWS
OF
DELUXE CORPORATION
(as amended February 16, 2023)
ARTICLE I
Offices, Corporate Seal
Section 1.Registered Office. The registered office of Deluxe Corporation (the “corporation”) in the State of Minnesota shall be as set forth in the corporation’s Articles of Incorporation as amended from time to time (the “articles of incorporation”) or the most recent resolution of the Corporation’s Board of Directors (the “board of directors”) filed with the secretary of state of Minnesota changing the registered office.
Section 2.Seal. The corporation shall not have a corporate seal.
ARTICLE II
Meetings of Shareholders
Section 1.Annual Meetings of Shareholders.
(a)Annual meetings of the corporation’s shareholders shall be held on such date and at such time and place as the board of directors shall designate.
(b)At an annual meeting of shareholders, the corporation’s shareholders, voting as provided in the articles of incorporation and these bylaws, shall elect a board of directors and shall transact such other business as may properly come before them.
(c)At any annual meeting of shareholders, a person may be a candidate for election to the board of directors only if such person is nominated (i) by the board of directors, (ii) by any nominating committee or person appointed by the board of directors and authorized to make nominations for election to the board of directors, or (iii) by a shareholder at the time of giving the notice required by this paragraph, who (x) is a shareholder at the time of the meeting, (y) complies with the procedures set forth in this paragraph and (z) complies with the requirements of Regulation 14A under the Exchange Act including, without limitation, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission including any SEC Staff interpretations relating thereto). To properly nominate a candidate, a shareholder shall give written notice of such nomination to the corporation’s secretary not later than the date that is at least 90 calendar days prior to the first anniversary of the preceding year’s annual meeting of shareholders (the “Notice Date”), shall attend the meeting with the candidate whom the shareholder wishes to nominate, and shall propose the candidate’s nomination for election to the board of directors at the meeting. The notice by a shareholder shall set forth as to each person whom the shareholder recommends for nomination (v) the name, age, business address and residence address of the person; (w) the principal occupation or employment of the person; (x) the number of shares of stock of the corporation beneficially owned by the person; (y) the written and acknowledged statement of the person that such person is willing to serve as a director of the corporation; and (z) any other information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A (as amended from time to time) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), had the election of the person been solicited by or behalf of the board of directors. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. The notice by a shareholder shall further set forth the information required by Article II, Section 1(e) of these bylaws. In addition to the requirements set forth in this Section 1(c), unless otherwise required by law, (i) no shareholder shall solicit proxies in support of director nominees other than the corporation’s nominees unless such shareholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies in all respects, including but not limited to the minimum solicitation and notice requirements. If any shareholder (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rules 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the corporation shall disregard any proxies or votes solicited for the shareholder’s candidates. Upon request by the corporation, if any shareholder provides notice pursuant to Rule14a-19(b) promulgated under the Exchange Act, such shareholder shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) and 14a-19(b).
(d)To be properly brought before an annual meeting of shareholders, business, other than the election of directors, must be either (i) directed to be brought before the meeting by the board of directors or (ii) proposed to be considered at the meeting by a shareholder by giving written notice of the proposal containing the information required by Article II, Section 1(e) of these bylaws to the corporation’s secretary not later than the Notice Date and shall be presented at the meeting by the proposing shareholder.
(e)A shareholder’s notice to the corporation’s secretary shall set forth as to each matter, including director nominees, the shareholder proposes to bring before the annual meeting (such shareholder, including any beneficial owner on whose behalf the shareholder is acting, being hereinafter referred to as the “Proponent”): (i) a brief description of the business desired to be brought before the annual meeting by the Proponent and the reasons for conducting such business at the annual meeting, (ii) the name and address of the Proponent, (iii) the class and number of shares of the corporation that are owned by the Proponent (beneficially and of record), as of the date of the Proponent’s notice, and a representation that the Proponent will notify the corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) any material interest of the Proponent in such business, (v) a description of any agreement, arrangement or understanding with respect to such business between or among the Proponent and any of its affiliates or associates, and any others, including their names, acting in concert with any of the foregoing, and a representation that the Proponent will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (vi) a description of any agreement, arrangement or understanding, including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, that has been entered into as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates, or others, with respect to shares of stock of the corporation, and a representation that the Proponent will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (vii) a representation that the Proponent is a holder of record or beneficial owner of shares of the corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (viii) a representation whether the Proponent intends to deliver a proxy statement and/or form of proxy to holders of the higher of (A) at least the percentage of the corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal and (B) the percentage of holders meeting the minimum solicitation requirements set forth in Rule 14a-19 of the Exchange Act and (ix) any other notice requirements in Rule 14a-19.
(f)The proxies solicited by the corporation’s board of directors may confer discretionary authority upon the persons named therein to vote on any matter submitted for consideration at any annual meeting of shareholders if the corporation does not receive proper notice of such matter on or before the Notice Date, or as otherwise permitted by applicable laws, rules and regulations, including, without limitation, the Exchange Act and rules and regulations promulgated thereunder.
(g)No business shall be conducted at an annual meeting of shareholders of the corporation except business brought before the meeting in accordance with the procedures set forth in this Section; provided, however, that once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section shall be deemed to preclude discussion by any shareholder of any such business. If the introduction of any business at an annual meeting of shareholders does not comply with the procedures specified in this Section, or as otherwise required by applicable law, rule or regulation, the chair of the meeting shall declare that such business is not properly before the meeting and shall not be considered at the meeting.
(h)This Section does not apply to shareholder proposals made pursuant to Rule 14a-8 promulgated under the Exchange Act.
Section 2.Place of Meetings. The board of directors may determine that shareholders not physically present in person or by proxy at a shareholder meeting may, by means of remote communication, participate in a shareholder meeting held at a designated place. The board of directors also may determine that a meeting of the shareholders shall not be held at a physical place, but instead solely by means of remote communication. Participation by remote communication constitutes presence at the meeting.
Section 3.Quorum at Annual Meetings of Shareholders. The holders of a majority of shares outstanding and entitled to vote for the election of directors at an annual meeting of shareholders, represented either in person or by proxy, shall constitute a quorum for the transaction of business.
Section 4.Special Meetings of Shareholders. Special meetings of the shareholders of the corporation may be called and held as provided in the Minnesota Business Corporation Act (as amended from time to time, the “MBCA”). The business to be transacted at a special meeting is limited to the purposes stated in the notice of the meeting. If a special meeting of shareholders is called for the purpose of electing one or more directors, any shareholder proposing to nominate one or more candidates for election to the board of directors must furnish, not less than 90 days before the meeting (or, if later, within 10 days after the first public announcement of the date of the meeting), appropriate notice of any such nominations to the corporation’s secretary setting forth the information specified in Article II, Section 1(c) of these bylaws, and shall otherwise comply with applicable laws, rules and regulations.
Section 5.Adjourned Meetings. Regardless of whether a quorum shall be present at a meeting of the shareholders of the corporation, the meeting may be adjourned from time to time for up to 120 days after the date fixed for the original meeting without notice other than announcement at the time of adjournment of the date, time and place of the adjourned meeting.

Section 6.Voting. At each meeting of the shareholders of the corporation, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Unless otherwise provided by the MBCA or the articles of incorporation, each shareholder shall have one vote for each share having voting power registered in such shareholder’s name on the books of the corporation as of the record date. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote such shares. Except as otherwise required by the MBCA, the articles of incorporation or these bylaws, all questions properly before a meeting of shareholders shall be decided by a vote of the number of the greater of (i) a majority of the shares entitled to vote on the question and represented at the meeting at the time of the vote, or (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting.
Section 7.Record Date. The board of directors may fix a date, not less than 20 days nor more than 60 days preceding the date of any meeting of the shareholders of the corporation, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. If the board of directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the 30th day preceding the date of such meeting. Unless the board of directors sets another time on the record date for the determination of the shareholders of record, such determination shall be made as of the close of business on the record date.
Section 8.Notice. There shall be mailed to each shareholder, shown on the books of the corporation to be a holder of record of voting shares, at his or her address as shown on the books of the corporation, a notice setting out the date, time and place of each annual and special meeting. Notice to a shareholder is also effectively given if the notice is addressed to the shareholder or a group of shareholders in a manner permitted by the rules and regulations promulgated under the Exchange Act. Notice of each meeting of the shareholders of the corporation shall be mailed at least seven days and not more than 60 days prior thereto except as otherwise provided by the MBCA. Every notice of any special meeting of the shareholders of the corporation called pursuant to Article II, Section 3 hereof shall state the purpose or purposes for which the meeting has been called and shall otherwise conform to the requirements of the MBCA.
Section 9.Waiver of Notice. Notice of any annual or special meeting of the shareholders of the corporation may be waived by any shareholder either before, at or after such meeting orally or in a writing signed or consented to by authenticated electronic communication by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by attending any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.
Section 10.Conduct of Meeting. The chair of the board of directors, or if there shall be none or in his or her absence, the vice-chair of the board of directors, or if there be none or in his or her absence, the person designated by the board of directors, shall call to order and act as the chair of any meeting of the shareholders of the corporation. The secretary of the corporation shall serve as the secretary of the meeting or, if there shall be none or in his or her absence, the secretary of the meeting shall be such person as the chair of the meeting appoints. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to take or refrain from taking such actions as, in the judgment of the chair of the meeting, are appropriate for the conduct of the meeting. To the extent not prohibited by the MBCA, such rules, regulations and procedures may include, without limitation, establishment of (i) an agenda or order of business for the meeting, (ii) the method by which business may be proposed and procedures for determining whether business has been properly (or not properly) introduced before the meeting, (iii) procedures for casting and the form of ballots to be used by shareholders in attendance at the meeting and the procedures to be followed for counting shareholder votes, (iv) rules, regulations and procedures for maintaining order at the meeting and the safety of those present, (v) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized proxies or such other persons as the chair of the meeting shall determine, (vi) restrictions on entry to the meeting after the time fixed for commencement thereof and (vii) limitations on the time allotted to questions or comments by participants. Any proposed business properly before the meeting shall be deemed to be on the agenda. Unless and to the extent otherwise determined by the chair of the meeting, it shall not be necessary to follow Robert’s Rules of Order or any other rules of parliamentary procedure at the meeting of shareholders. The chair of the meeting shall have the exclusive authority to adjourn the meeting.
ARTICLE III
Directors
Section 1.Responsibilities and Term. The business and affairs of the corporation shall be managed by or under the direction of the board of directors. The number of directors shall be determined in accordance with the articles of incorporation. The term of each director shall continue until the next succeeding annual meeting of the shareholders of the corporation, and until his or her successor is elected and qualified.
Section 2.Quorum and Vacancies. A majority of the board of directors shall constitute a quorum for the transaction of business, provided, that if any vacancies exist by reason of death, resignation, or otherwise, a majority of the remaining directors shall constitute a quorum for the filling of such vacancies.
Section 3.Voting. Except where otherwise required by the MBCA, the articles of incorporation or these bylaws, the board of directors shall take action by affirmative vote of the greater of (i) a majority of the directors present at a duly held meeting at the time the action is taken or (ii) a majority of the minimum number of directors that would constitute a quorum for the transaction of business at the meeting of directors.
Section 4.Meetings of the Board of Directors. Meetings of the board of directors may be held from time to time within or without the state of Minnesota.
Section 5.Notice. Meetings of the board of directors shall be held on such dates and at such times and places as the board of directors may establish and may be called by the chair or vice-chair of the board of directors or the chief executive officer by giving at least twenty-four hours’ notice of the meeting, if the meeting is to be held at the registered office of the corporation or by telephone conference or other remote communication conducted as permitted by the MBCA or at least five days’ notice if the meeting is to be held elsewhere, or by any other director by giving at least five days’ notice of the meeting. Notice of each meeting shall specify the date, time and place thereof and shall be given to each director by mail, telephone, electronic mail or other form of electronic communication, facsimile message or in person. Notice shall not be required if the date, time and place of a meeting of the board of directors has been set by resolution of the board of directors or otherwise announced at a previous meeting of the board of directors or if the meeting is an adjourned meeting of the board of directors if the date, time and place of the adjourned meeting was announced at the meeting at which adjournment is taken.
Section 6.Waiver of Notice. Notice of any meeting of the board of directors may be waived by any director either before, at, or after such meeting orally or in a writing signed or consented to by authenticated electronic communication by such director. A director, by attending any meeting of the board of directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.
Section 7.Written Consent or Opposition. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the board of directors. If such director is not present at the meeting, such written consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but such written consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.
Section 8.Compensation. Directors who are not employees of the corporation shall receive such compensation as shall be set from time to time by the board of directors or a designated committee thereof. The board or designated committee shall also determine whether directors shall receive their expenses, if any, of attendance at meetings of the board of directors or any committee thereof and procedures for the reimbursement of such expenses. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving proper compensation therefor.
Section 9.Stock Ownership. Directors shall be shareholders of the corporation.
Section 10.Executive Committee. The board of directors may, by unanimous affirmative action of all of the directors, designate two or more of their number to constitute an executive committee, which, to the extent determined by unanimous affirmative action of all of the directors, shall have and exercise the authority of the board of directors in the management of the business of the corporation subject to such limitations and procedures as may be established by the board of directors in connection with any such action; provided, however, that the board of directors shall not delegate to such committee any power to amend the bylaws, declare dividends, fill vacancies on the board of directors or on the executive committee, or elect or remove officers of the corporation. Any such executive committee may meet at stated times or on notice given by any of their own number, however, it may act only during the interval between meetings of the board of directors. Vacancies in the membership of the executive committee shall be filled by the board of directors at a regular meeting or at a special meeting called for that purpose.
Section 11.Chair of the Board of Directors. The chair of the board of directors, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed from time to time by the board of directors.
Section 12.Vice-Chair of the Board of Directors. The vice-chair of the board of directors, if one is elected, shall have such duties as may be prescribed from time to time by the board of directors. In the absence of the chair of the board of directors, or if one is not elected, the vice-chair of the board of directors shall preside at meetings of the shareholders and directors.
Section 13.Removal of Chair or Vice-Chair. The board of directors may at any time and for any reason, with or without cause, remove or replace the chair or vice-chair of the board of directors, whether or not such action results in a vacancy in the chair or vice-chair position, provided that such action shall in no event terminate the directorship of such person unless such action is effective in accordance with the MBCA to remove such person as a director.
ARTICLE IV
Officers
Section 1.Corporate Officers. The officers of the corporation shall consist of a chief executive officer and a chief financial officer elected by the board of directors and, if elected by the board of directors, a president, secretary, one or more assistant secretaries, a treasurer and one or more assistant treasurers. The board of directors may also elect and designate as an officer of the corporation one or more vice presidents and such other officers and agents as the board of directors may from time to time determine. Unless otherwise provided by the board of directors, the chief executive officer also may appoint officers other than the chief executive officer, the president, the chief financial officer or any other executive officer of the corporation. The chair or vice-chair of the board of directors, if elected, may be designated by the board of directors as an officer of the corporation. Any number of offices may be held by the same person.
Section 2.Chief Executive Officer. The chief executive officer of the corporation shall have general active management of the business and affairs of the corporation. In the absence of the chair and the vice-chair of the board of directors, or if none shall be elected, the chief executive officer shall preside at all meetings of the shareholders and directors. The chief executive officer shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer may execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation unless the authority to execute and deliver is required by the MBCA to be exercised by another person or is expressly delegated by the articles of incorporation, these bylaws or by the board of directors to some other officer or agent of the corporation. The chief executive officer shall have such other duties as may, from time to time, be prescribed by the board of directors. The powers and duties specified herein may be modified or limited at any time by the board of directors.
Section 3.President. The president, if one is elected, shall have such power and duties regarding the management and daily conduct of the business of the corporation as shall be determined by the board of directors, and, unless otherwise provided by the board of directors, such power and duties of the chief executive officer as may be delegated to the president by the chief executive officer. Unless otherwise provided by the board of directors, in the absence of the chair and vice-chair of the board of directors and the chief executive officer, or if none shall be elected, the president shall preside at all meetings of the shareholders and directors. In the absence of the chief executive officer, the president shall succeed to the chief executive officer’s powers and duties unless otherwise directed by the chief executive officer or the board of directors.
Section 4.Chief Financial Officer. The chief financial officer shall (i) keep accurate financial records for the corporation; (ii) deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the board of directors shall, from time to time, designate or otherwise authorize; (iii) have the power to endorse, for deposit, all notes, checks and drafts received by the corporation; (iv) disburse the funds of the corporation, making or causing to be made proper vouchers therefor; (v) render to the chief executive officer and the board of directors, whenever requested, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and (vi) perform such other duties as may, from time to time, be prescribed by the board of directors or by the chief executive officer. The powers and duties specified herein may be modified or limited at any time by the board of directors.

Section 5.Vice Presidents. Each vice president shall have such powers and duties as may be prescribed by the board of directors and, unless otherwise provided by the board of directors, such power and duties of the chief executive officer or president as may be delegated from time to time to each vice president by the chief executive officer or president, as the case may be.
Section 6.Secretary. The secretary shall attend all meetings of the shareholders, the board of directors and any committees of the board of directors. The secretary shall act as clerk thereof and shall record all proceedings of such meetings in the minute book of the corporation and, whenever necessary, certify all proceedings of the board of directors and the shareholders. The secretary shall give proper notices of meetings of shareholders and directors. The secretary shall, with the chair of the board of directors, president or any vice president, sign or cause to be signed by facsimile signature all certificates for shares of the corporation and shall have such other powers and shall perform such other duties as may be prescribed from time to time by the board of directors, the chief executive officer or the president.
Section 7.Treasurer. The treasurer, if one shall be elected by the board of directors or the chief executive officer, shall have such powers and duties as may be prescribed by the board of directors and, unless otherwise provided by the board of directors, such power and duties of the chief financial officer as may be delegated from time to time to the treasurer by the chief financial officer.
Section 8.Assistant Secretary and Assistant Treasurer. Any assistant secretary or assistant treasurer, who may from time to time be elected by the board of directors or the chief executive officer, may perform the duties of the secretary or of the treasurer, as the case may be, under the supervision and subject to the control of the secretary or of the treasurer, respectively. Unless otherwise provided by the board of directors, the chief executive officer or the secretary, in the event of the absence of the secretary, an assistant secretary shall have the powers and perform the duties of the office of secretary. Unless otherwise provided by the board of directors, the chief executive officer or the treasurer, in the event of the absence of the treasurer, an assistant treasurer shall have the powers and perform the duties of the office of treasurer. Each assistant secretary and each assistant treasurer shall also have such powers and duties of the secretary or the treasurer as the secretary or the treasurer respectively may delegate to such assistant and shall also have such other powers and perform such other duties as may be prescribed from time to time by the board of directors, the chief executive officer or the president.
Section 9.Vacancy. If there shall occur a vacancy in the office of chief executive officer or chief financial officer, such vacancy shall be filled by the board of directors as expeditiously as practicable. If there shall occur a vacancy in any other office of the corporation by reason of death, resignation, or otherwise, such vacancy may, but need not, be filled by the board of directors or by the chief executive officer (except with respect to any executive officer of the corporation or as otherwise provided by the board of directors).
Section 10.Removal, Replacement and Reassignment. The board of directors may at any time and for any reason, with or without cause, (i) remove, replace or reassign the incumbent chief executive officer or chief financial officer, provided that if such action results in a vacancy in such office, the board of directors shall act to fill that vacancy as provided in Article IV, Section 9 hereof; (ii) remove, replace or reassign the incumbent in any other office of the corporation whether or not such action results in a vacancy in any such office; and (iii) reduce, add to, reassign or otherwise change the powers and duties specifically conferred upon any officer of the corporation by these bylaws or by any action of the board of directors, or any officer acting by authority conferred by these bylaws or action of the board of directors or otherwise. Any officer of the corporation to whom such authority shall have been delegated by the board of directors and, unless otherwise provided by the board of directors, the chief executive officer, may at any time and for any reason, with or without cause, remove, replace or reassign the incumbent in any office of the corporation other than the chief executive officer, the president, the chief financial officer and any other executive officer of the corporation.
ARTICLE V
Indemnification of Directors and Officers
Section 1.Indemnification. The corporation shall indemnify all officers and directors of the corporation for such expenses and liabilities, in such manner, under such circumstances and to the fullest extent permitted by the MBCA. Unless otherwise approved by the board of directors, the corporation shall not indemnify any officer or director of the corporation who is not otherwise entitled to indemnification pursuant to the prior sentence of this Section.
ARTICLE VI
Capital Stock
Section 1.Stock Certificates. The shares of the corporation may be either certificated shares or uncertificated shares or a combination thereof. Each holder of duly issued certificated shares of the corporation shall be entitled to a certificate for such shares, to be in such form as shall be prescribed by law and adopted by the board of directors. Certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the chief executive officer, the president, the secretary or any assistant secretary, if there be one, or such officers as the board of directors may designate. If a certificate is signed by a transfer agent or registrar, the signature of any such officer of the corporation may be a facsimile signature. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the corporation, the certificate may be issued by the corporation even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue. Every certificate surrendered to the corporation or its transfer agent for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Article VI, Section 3.
Section 2.Transfer of Shares. The transfer of shares on the stock transfer books of the corporation may be authorized only by the shareholder of record thereof, or by such shareholder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such shareholder’s duly authorized attorney-in-fact, and, in the case of certificated shares, upon surrender of the certificate or the certificates for such shares to the corporation or its transfer agent duly endorsed. The corporation may treat as the exclusive owner of shares of the corporation for all purposes, the person or persons in whose name shares are registered on the books of the corporation.
Section 3.Lost or Destroyed Certificates. Any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the board of directors shall require and shall give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the board of directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

ARTICLE VII
Amendment of Bylaws
Section 1.Amendments. Except as otherwise provided by the MBCA, these bylaws may be amended in whole or in part by a vote of a two-thirds majority of all of the directors. Such authority of the board of directors is subject to the power of the shareholders, exercisable in the manner provided in the MBCA, to adopt, amend, or repeal bylaws adopted, amended, or repealed by the board of directors.